Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on August 7, 2009

Burr Ridge, Illinois - (August 3, 2009) BankFinancial Corporation (Nasdaq – BFIN) will review second quarter 2009 results in a conference call and webcast for stockholders and analysts on Friday, August 7, 2009 at 9:30 a.m. Chicago time.

The conference call may be accessed by calling (866) 770-7129 and using participant passcode 41286832. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. Chicago time August 21, 2009 on our website. Copies of BankFinancial Corporation’s Second Quarter 2009 Financial Review and our Earnings Release are scheduled to be available on our website, under the “Stockholder Information” section on August 5, 2009.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At March 31, 2009, BankFinancial Corporation had total assets of $1.558 billion, total loans of $1.284 billion, total deposits of $1.154 billion and stockholders’ equity of $266 million. BankFinancial Corporation became a publicly-traded company on June 24, 2005, and its common stock trades on the Nasdaq Stock Market under the symbol BFIN.

For Further Information Contact:

Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President – Controller BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial F.S.B. Telephone: 630-242-7234